FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470
Investor Relations Aly Noormohamed, (972) 673-6050

DR PEPPER SNAPPLE GROUP TO PRESENT AT BANK OF AMERICA MERRILL LYNCH 2011 CONSUMER CONFERENCE

PLANO, Texas – March 2, 2011 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that Larry Young, DPS president and CEO, and Marty Ellen, chief financial officer, will present at the Bank of America Merrill Lynch 2011 Consumer Conference in New York at 1:50 p.m. EST (12:50 p.m. CST) on Wednesday, March 9.

The audio presentation will be accessible live through the DPS website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

About Dr Pepper Snapple Group

Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Venom Energy, Rose’s and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

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